CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 6, 1998, appearing on page F-2 of Champion Enterprises, Inc. Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP


Bloomfield Hills, Michigan
September 10, 1998